Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-189629) pertaining to the 2008 Stock Incentive Plan, 2013 Stock Incentive Plan, and 2013 Employee Stock Purchase Plan of Epizyme, Inc.,

2.	Registration Statement (Form S-8 No. 333-194205) pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Epizyme, Inc.,

3.	Registration Statement (Form S-8 No. 333-202681) pertaining to the 2013 Stock Incentive Plan of Epizyme, Inc.,

4.	Registration Statement (Form S-8 No. 333-210028) pertaining to the 2013 Stock Incentive Plan of Epizyme, Inc.,
5.	Registration Statement (Form S-8 No. 333-216638) pertaining to the 2013 Stock Incentive Plan of Epizyme, Inc., and

6.	Registration Statement (Form S-3 No. 333-210774) and related Prospectus of Epizyme, Inc.;

of our report dated March 13, 2018, with respect to the consolidated financial statements of Epizyme, Inc. included in this Annual Report (Form 10-K) of Epizyme, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 13, 2018